Exhibit 99.1

Guerrilla RF Appoints Accomplished Global Sales Executive Lauren

Winslow Executive Vice President, Sales

GREENSBORO, NC — November 3, 2026 — Guerrilla RF, Inc. (OTCQX: GUER), a leading provider of high-performance RF and microwave semiconductors, today announced the appointment of Lauren Winslow as Executive Vice President, Sales, reporting directly to Ryan Pratt, Founder and Chief Executive Officer. In addition, following a two-week transition period, Chief Business Officer Kellie Chong will leave the Company effective November 13, 2026, to pursue other opportunities.

“As we continue to scale the business, we are thoughtfully continuing to elevate our leadership team with accomplished executives that have the expertise that helps position us to successfully execute on the many growth opportunities we have,” said Ryan Pratt, Founder and Chief Executive Officer of Guerrilla RF. “Lauren has the perfect skill set including her extensive experience leading global sales teams, building relationships with major OEMs and translating complex customer requirements into commercial opportunities, to help us achieve our growth goals. Her disciplined approach to sales execution and experience working across engineering, operations and finance will be valuable as we work to expand our customer base and grow adoption of our RF and microwave solutions.”

Ryan Pratt added, “Kellie has been a valuable part of our team and the significant success we have achieved over the last several years. We are very appreciative of her tireless efforts and significant contributions during this time and wish her all the success we know she will achieve in her next endeavor.”

As Executive Vice President, Sales, Lauren Winslow will have primary responsibility for the Company’s commercial initiatives including the development and execution of global sales strategies, oversight of the sales team, management of key client relationships and the analysis of market trends to identify new business opportunities.

Winslow brings more than 15 years of commercial leadership experience and most recently served as Global Vice President of Sales, Transportation at Electrical Components International, Inc. (“ECI”), a global leader in electrical distribution systems. At ECI, she led a multinational team of more than 25 sales leaders and partnered with senior management on the company’s global growth strategy following ECI’s £1.5 billion acquisition by Rosebank Industries plc. Her experience includes negotiating long-term customer agreements, strengthening relationships with global OEMs and implementing sales processes to support growth and margin improvement.

“Guerrilla RF has built a compelling portfolio of RF and microwave solutions, and I am excited to help bring those capabilities to more customers,” said Winslow. “I look forward to working with Ryan and the rest of the Guerrilla RF team to deepen customer relationships, strengthen our sales execution and identify new opportunities for growth.”

Before joining ECI, Winslow held sales and account management roles at Kalas Manufacturing, Armstrong World Industries and Bonitz Flooring Group. She earned a Bachelor of Arts in Communication Studies, summa cum laude, from the University of North Carolina at Greensboro.

About Guerrilla RF

Founded in 2013, Guerrilla RF, Inc., develops and manufactures high-performance, state-of-the-art radio frequency (RF) and microwave semiconductors for wireless OEMs in multiple high-growth market segments, including network infrastructure for 5G/4G macro and small cell base stations, SATCOM, cellular repeaters/DAS, automotive telematics, military communications, navigation, and high-fidelity wireless audio. The Company has an extensive portfolio of 190+ high-performance RF and microwave semiconductor devices with 35+ new products in development. As one of the fastest-growing semiconductor firms in the industry, Guerrilla RF drives innovation through its R&D to commercialization initiatives and focuses on product excellence and custom solutions to underserved markets. The Company has shipped over 285 million devices. For more information, please visit https://www.guerrilla-rf.com/ or follow the Company on Twitter and LinkedIn.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. Forward-looking statements include projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” or other statements concerning opinions or judgments of the Company and its management about future events. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Actual results may differ materially from those in the forward-looking statements as a result of several factors, including those described in the Company’s filings with the SEC available at https://www.sec.gov. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contacts

Alliance Advisors IR
Devon Chase / Richard Land
GuerrillaRF_IR@allianceadvisors.com

Jim Ahne, SVP of Marketing Guerrilla RF, Inc.
+1 336 265 7760
jahne@guerrilla-rf.com